UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PEDEVCO CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PEDEVCO CORP.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(713) 221-1768

Supplement to Proxy Statement

for 2023 Annual Meeting of Stockholders

to Be Held August 31, 2023

This supplement (this “Supplement”) provides updated and supplemental information with respect to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of PEDEVCO Corp. (the “Company,” “we,” “us,” “our,” or “PEDEVCO”), to be held on August 31, 2023, at 10:00 a.m. Central time via live audio teleconference, accessible at: https://agm.issuerdirect.com/ped. This Supplement should be read in conjunction with the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) for the Annual Meeting made available on or about July 13, 2023.

Except as set forth below, this Supplement does not change the proposals to be presented at the Annual Meeting or our Board of Directors’ (the “Board”) recommendations with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares.

Dear Fellow Stockholders,

We are deeply saddened to inform you that Ivar Siem passed away on July 18, 2023 following a prolonged battle with cancer. Mr. Siem, age 77, had served as a director of the Company since 2018. Our Board and management team wish to express our gratitude and appreciation for Mr. Siem’s many years of leadership and service to the Company and its stockholders, and we send our condolences to the family and friends of Mr. Siem.

Mr. Siem was a director nominee standing for re-election to the Board at the Annual Meeting. The Proxy Statement provides that if a nominee becomes unavailable, shares voted for such nominee may be voted for a substitute nominee designated by the Board. Due to the unexpected nature of Mr. Siem’s death, which occurred after we finalized the Proxy Statement, and the limited time until the Annual Meeting, the Board has not designated a substitute nominee for Mr. Siem. Instead, the Board has determined it is in the best interests of the Company and its stockholders to reduce the size of the Board from four to three directors, and to hereby remove Mr. Siem as a director nominee.

The following other director nominees named in the Proxy Statement will continue to stand for election at the Annual Meeting:

➢	Simon Kukes
➢	John J. Scelfo
➢	H. Douglas Evans

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The form of proxy card included with the distribution of the Proxy Statement remains valid; however, any votes cast with respect to Mr. Siem will be disregarded and not be counted.

If you have already voted, you do not need to take any action unless you wish to revoke your proxy or change your vote using the methods described in the Proxy Statement. It is not necessary for you to re-vote your shares if you have already voted. Proxy cards and voting instruction forms already returned will remain valid and shares represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked. No votes received before or after the date of this Supplement will be counted for the election of Mr. Siem to our Board.

As always, your vote is very important. We urge you to please vote by Internet, telephone, fax, or mail in accordance with the instructions set forth in the Proxy Statement as soon as possible to ensure your vote is recorded promptly, even if you plan to virtually attend the Annual Meeting.

By Order of the Board of Directors,

/s/ John J. Scelfo
Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 31, 2023

PEDEVCO’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available, free of charge, at www.iproxydirect.com/PED.

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